UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2026

NewAmsterdam Pharma Company N.V.

(Exact name of Registrant as Specified in Its Charter)

The Netherlands	001-41562	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Goomieer 2-35
Naarden
The Netherlands		1411 DC
(Address of Principal Executive Offices)		(Zip Code)
+31 (0) 35 206 2971
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value €0.12 per share	NAMS	The Nasdaq Stock Market LLC
Warrants to purchase ordinary shares	NAMSW	The Nasdaq Stock Market LLC

☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2026, Douglas Kling notified NewAmsterdam Pharma Company N.V. (the “Company”) that he would resign as the Company’s Chief Operating Officer, effective August 14, 2026, to be appointed as the chief executive officer of another clinical-stage biotech company.

In connection with Mr. Kling’s departure, the Company expects to enter into a separation agreement. The Company also expects to enter into an advisor agreement with Mr. Kling pursuant to which he will provide transition and advisory services related to the Company’s PREVAIL clinical trial of obicetrapib and other clinical programs, subject to mutual agreement of terms. The material terms of any such separation agreement and advisor agreement will be disclosed in an amendment to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewAmsterdam Pharma Company N.V.

Date:	July 22, 2026	By:	/s/ Mike Marino
		Name:	Mike Marino
		Title:	Chief Legal Officer